TRANS LEASING INTERNATIONAL, INC.
                           3000 Dundee Road
                      Northbrook, Illinois 60062


               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           October 20, 1995

     The Annual Meeting of Shareholders of Trans Leasing International, Inc. (the "Company") will be held on Thursday, November 16, 1995, at 10:00 a.m., at the Sheraton North Shore Hotel, 933 Skokie Boulevard, Northbrook, Illinois 60062 for the purpose of considering and acting upon the following:

(1) The election of six directors.

(2) Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending
    June 30, 1996.

(3) Such other matters as may properly come before the meeting.

     The Board of Directors has fixed October 16, 1995, at the close of business, as the record date for the determination of shareholders entitled to vote at the meeting, and only holders of shares of Common Stock of record at the close of business on that day will be entitled to vote. The stock transfer books will not be closed. A copy of the list of shareholders entitled to vote at this meeting will be available for examination by any shareholder of record for any purpose germane to the meeting during normal business hours at the Company's offices, 3000 Dundee Road, Northbrook, Illinois 60062, during the period preceding this meeting. A copy of the Company's 1995 Annual Report is being concurrently mailed to each person on such list.

     Whether or not you expect to be present at the meeting, please date, sign and return the enclosed proxy, which is solicited by the Board of Directors. The proxy is revocable and will not affect your right to vote in person, in the event you attend the meeting.

                                     By Order of the Board of Directors




                                                  Terry Frey
                                                   Secretary

October 20, 1995


                    YOU ARE URGED TO DATE AND SIGN
                   THE ENCLOSED PROXY AND RETURN IT
                         PROMPTLY.  THANK YOU.

                   TRANS LEASING INTERNATIONAL, INC.
                           3000 Dundee Road
                      Northbrook, Illinois 60062

                            PROXY STATEMENT

     The accompanying proxy is solicited by the Board of Directors of Trans Leasing International, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on November 16, 1995 and any adjournment thereof. Proxies in the accompanying form, properly executed and received by the Secretary prior to the meeting and not revoked, will be voted FOR the election of directors as set forth herein (unless otherwise designated) and FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending June 30, 1996. Any proxy may be revoked at any time before it is exercised by giving notice to the Company prior to or at the Annual Meeting. The approximate date of mailing of this Proxy Statement is October 20, 1995. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies by telephone, telex or in person.

     Only holders of Common Stock, par value $.01 per share, of the Company (the "Common Stock") of record on the books of the Company at the close of business on October 16, 1995 will be entitled to vote at the Annual Meeting. On that date there were 4,137,575 shares of Common Stock outstanding, the holders of which are entitled to one vote per share. A majority of the outstanding Common Stock of the Company will constitute a quorum for the transaction of business at the Annual Meeting, but if a quorum should not be present the Annual Meeting may be adjourned until a quorum is obtained.

                         ELECTION OF DIRECTORS

     The Board of Directors of the Company consists of six directors, all of whom will be elected at the Annual Meeting. The directors to be elected at the Annual Meeting shall hold office until the 1996 Annual Meeting of Shareholders and until their successors shall have been elected and qualified. If the accompanying form of proxy is properly executed, the persons named as proxies therein will (unless otherwise designated) vote the shares of Common Stock represented by such executed proxy for the election of the six persons named below. In case any of the nominees is not a candidate at the meeting, an event which the Board of Directors does not anticipate, the enclosed proxy may be voted for a substitute nominee and (unless otherwise designated) will be voted for the other nominees named. Information supplied by the directors concerning their ages, business experience, periods of service as directors and the number of shares of Common Stock of the Company beneficially owned as of October 3, 1995 is shown below.

NOMINEES FOR ELECTION AT THE 1995 ANNUAL MEETING:
                                                                                     Served as         Shares
                                     Business Experience and                         a Director     Beneficially
   Name                     Age           Other Information                            Since           Owned
----------------------------------------------------------------------------------------------------------------
Richard Grossman             43  Chairman of the Board of Directors and              1972          1,952,000
                                 President and Chief Executive Officer
                                 of the Company since 1982;
                                 Executive Vice-President of the
                                 Company from 1981 to 1982; Vice-
                                 President of the Company, with
                                 primary responsibility for sales, marketing
                                 and promotion of the Company's leasing
                                 services and secondary responsibility for
                                 developing and maintaining the Company's

                                       1

                                                                                     Served as         Shares
                                     Business Experience and                         a Director     Beneficially
   Name                     Age           Other Information                            Since           Owned
----------------------------------------------------------------------------------------------------------------
                                 sources of financing from 1972 to 1981.
                                 During this period, Richard Grossman
                                 created, developed and implemented the
                                 Company's LeaseCard program.  Richard
                                 Grossman is the brother of Mr. Larry S.
                                 Grossman, a director of the Company.

Clifford V. Brokaw, III (a)  67  President and Chief Executive Officer of            June 1992       150,000
                                 Invail Energy, Inc. (an Oklahoma based oil and
                                 gas production company) since 1977.  Prior to
                                 that time, he was a general partner of Eastman
                                 Dillon, Union Securities & Co., an investment
                                 banking firm based in New York City.

Larry S. Grossman (a)        46  Chairman and Chief Executive Officer                August 1991      39,000
                                 of FluoroScan Imaging Systems, Inc.
                                 (the manufacturer of the FluoroScan Imaging
                                 System, a fluoroscopic device) from 1982
                                 to 1986 and from 1989 to present; Chief
                                 Operating Officer and Director of Pain
                                 Prevention Labs, Inc. (a manufacturer of an
                                 electronic dental anesthesia device) from 1986
                                 to 1989;  President, Chief Executive Officer
                                 and Director of the Company from 1981 to 1982
                                 and Vice President and Director of the Company
                                 from 1972 to 1981.  Larry S. Grossman is the
                                 brother of Mr. Richard Grossman.

Michael J. Heyman (b)(c)     42  President of MOKSHA Worldwide, Inc.                 August 1991      39,000
                                 (an international marketing and merchandising
                                 concern in the apparel industry) since 1994;
                                 Senior Vice President of Heyman Corporation
                                 (an international marketing and merchandising
                                 concern in the apparel industry) from 1982 to 1994.

Mark C. Matthews (d)         43  Partner with the Argent Group (a                    August 1991      35,000
                                 developer of commercial and residential
                                 real estate) since 1985.

John W. Stodder (b)          72  Independent corporate finance and                    February 1986-   70,000
                                 acquisition consultant since 1987;                   August 1991
                                 Director and Vice-Chairman of Jostens,               and since
                                 Inc. (a manufacturer of educational,                 June 1992
                                 recognition and technical products and


                                       2

                                                                                     Served as         Shares
                                     Business Experience and                         a Director     Beneficially
   Name                     Age           Other Information                            Since           Owned
----------------------------------------------------------------------------------------------------------------
                                 services for schools and businesses)
                                 since 1978; Director of Talley
                                 Industries, Inc. (a manufacturer of
                                 industrial and defense products and
                                 developer of real estate) since 1970;
                                 Director of  Stevens Graphics Corp.,
                                 (a manufacturer of high volume
                                 packaging and printing machinery and
                                 equipment) since 1992.

(a)        Member of the Audit Committee of the Board of Directors.
(b)        Member of the Compensation Committee of the Board of Directors.
(c)        Chairman of the Audit Committee of the Board of Directors.
(d)        Chairman of the Compensation Committee of the Board of Directors.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company provides health and life insurance policies for the parents of Richard Grossman and Larry S. Grossman. The cost to the Company of these policies did not exceed $25,000 for the year ended June 30, 1995.

     The Company leases three automobiles and certain equipment to Mark C. Matthews, a director of the Company, and his affiliates. The remaining required lease payments on such leases at October 3, 1995, were approximately $55,000 in the aggregate.

     The Company leases an automobile and office equipment to MOKSHA Worldwide, Inc., of which Michael J. Heyman, a director of the Company, is President. The remaining required lease payments on these leases at October 3, 1995, were approximately $38,000 in the aggregate.

INFORMATION REGARDING THE BOARD OF DIRECTORS

     The Board of Directors held four meetings during fiscal 1995. Each director attended at least three of the four meetings of the Board of Directors and all of the meetings for the Board Committees on which such director served.

     The Audit Committee of the Board of Directors meets with management of the Company and the Company's independent auditors to discuss the scope and the results of the annual audit by the independent auditors, the fees for the services to be performed by the independent auditors and the Company's internal control structure. The Audit Committee met once in fiscal 1995. No officers of the Company serve on the Audit Committee.

     The Compensation Committee of the Board of Directors reviews and recommends salaries and other forms of compensation of elected Company officers, grants options under the Company's 1986 Employees Stock Option and Performance Unit Plan and administers such plan, and reviews other personnel and compensation matters with the Company's management. The Compensation Committee grants options under the 1992 Executive Management Group Stock Option Plan and administers such plan. The Compensation Committee met once in fiscal 1995. No officers of the Company serve on the Compensation Committee.

     The Board of Directors does not have a nominating committee.

     Each director who is not an officer of the Company received a fee of $12,000 per year and is reimbursed for out-of-pocket expenditures incurred to attend Board and Committee meetings. The Company's directors have also been granted warrants to purchase shares of Common Stock. See "Directors' Warrants".


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent beneficial owners also are required, by rules promulgated by the SEC, to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of such Forms furnished to the Company, or written representations that no Form 5 filings were required, the Company believes that during fiscal 1995 all of its officers, directors and greater than ten percent beneficial owners complied with
Section 16(a) filing requirements applicable to them.

CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of October 3, 1995
(a) by each person known by the Company to own beneficially more than five percent of such outstanding Common Stock, (b) by each executive officer and director of the Company and (c) by all executive officers and directors of the Company as a group. Each of such shareholders has sole voting and investment power as to shares shown unless otherwise noted.

                                                  Shares Owned       Percent
Name (1)                                          Beneficially (2)   of Class (3)
---------------------------------------------------------------------------------
Richard Grossman . . . . . . . . . . . . . . . . .  1,952,000           47%
Norman Smagley . . . . . . . . . . . . . . . . . .     10,000            *
Joseph Rabito. . . . . . . . . . . . . . . . . . .     28,425            *
Brian Cascarano (4). . . . . . . . . . . . . . . .      1,500            *
Clifford V. Brokaw, III. . . . . . . . . . . . . .    150,000            4%
Larry S. Grossman. . . . . . . . . . . . . . . . .     39,000            *
Michael J. Heyman. . . . . . . . . . . . . . . . .     39,000            *
Mark C. Matthews . . . . . . . . . . . . . . . . .     35,000            *
John W. Stodder. . . . . . . . . . . . . . . . . .     70,000            2%
All Directors and Officers as a Group (9 Persons).  2,324,925           53%

* Indicates less than 1% of outstanding shares.

(1) The address of Richard Grossman, whose beneficial ownership exceeds five percent, is in care of the Company at 3000 Dundee Road, Northbrook, Illinois 60062.

(2) These figures include shares covered by options or warrants as follows: Richard Grossman - 25,000; Norman Smagley - 10,000; Joseph Rabito-26,156; Clifford V. Brokaw, III-35,000; Larry S. Grossman-35,000; Michael J. Heyman-35,000; Mark C. Matthews-35,000; John W. Stodder-65,000; and all officers and directors as a group-266,156.

(3) Percentages are rounded to the nearest whole percentage point.

(4) Effective August 31, 1995, Mr. Cascarano ceased to be employed by the Company. All of his outstanding options were forfeited effective August 31, 1995.

EXECUTIVE COMPENSATION

     The following table sets forth the total annual compensation paid or accrued by the Company during fiscal years 1993, 1994 and 1995 to the Company's Chief Executive Officer and to each of the Company's three most highly compensated Executive Officers other than the Chief Executive Officer.

                    SUMMARY COMPENSATION TABLE

                                                                        Long Term
                                         Annual Compensation           Compensation
                                  -----------------------------------  --------------


                                                                                        All Other
Name and                    Year  Salary      Bonus      Other Annual  Awards-Options  Compensation
Principal Position                  ($)        ($)       Compensation    /SARs (#)      ($)
-------------------------  ------ --------  ------------ ------------  --------------  ------------
Richard Grossman,          1995   $272,000   $34,000       $35,000         -            $  -
President, Chief           1994    259,000      -           20,000         -             23,000
Executive Officer,         1993    247,000      -           24,000       25,000          24,000
& Chairman of the
Board of Directors

Norman Smagley,            1995    116,000    14,000          -            -              2,000
Vice President, Finance    1994(1)  30,000      -             -          10,000            -
& Chief Financial Officer

Joseph Rabito,             1995    116,000    14,000         2,000        1,156            -
Vice President,            1994    110,000      -            2,000       10,000           2,000
Operations                 1993    105,000      -             -           5,000           2,000

Brian F. Cascarano (2),    1995    116,000    14,000         2,000        1,156            -
Vice President,            1994    110,000      -            2,000       10,000            -
Sales & Marketing          1993    105,000      -             -           5,000            -


(1)  Norman Smagley became Vice President, Finance and Chief
     Financial Officer in March 1994. His annualized salary for fiscal 1994 was $110,000.

(2) Effective August 31, 1995, Mr. Cascarano ceased to be employed by the Company. All of his outstanding options were forfeited effective August 31, 1995.


     Some of the persons included in the preceding table received certain non-cash compensation during fiscal 1995. Except in the case of Richard Grossman, such compensation did not exceed, in the case of any named individual 10 percent of the cash compensation of such individual or, in the case of the group, 10 percent of the cash compensation for the group. The Company provides Richard Grossman with the use of an automobile and pays the premiums for split dollar life insurance policies with a face value of $5,474,000 for Richard Grossman, $500,000 for his former wife, and $100,000 for each of his three children. The premiums paid on these policies in fiscal 1995 did not exceed $125,000. These policies provide that in the event of the death of the insured, the Company will receive from the death benefits payable under the policy the amount of the premiums previously paid by the Company. The cash surrender value of these policies, up to the cumulative amount of the premiums paid by the Company, is assigned to the Company. Annual increases in cash surrender value have exceeded premiums paid by the Company in each of the past three fiscal years.

     The following table sets forth the number of shares of the Company's Common Stock subject to stock options granted to the individuals listed in the Summary Compensation Table during fiscal 1995 pursuant to the 1992 Executive Management Group Stock Option
Plan, together with related information.

                 OPTION GRANTS IN LAST FISCAL YEAR
                 ---------------------------------
                                Individual Grants
------------------------------------------------------------------------------- Potential realizable value at assumed
                                                                                 annual rates of
                                     Percent of                                  stock price
                                     total options      Exercise                appreciation for
                           Options   granted            or base                    option term
                          granted   to employees        price     Expiration  -------------------
Name                       (#) (1)  in fiscal year (2)  ($/Sh)     date          5% ($)   10% ($)
-----------------------  ---------  ------------------  --------  ----------- --------- ---------
Richard Grossman            -              -  %         $ -                     $  -         -
Norman Smagley              -              -              -                        -         -
Joseph Rabito               499           14.4           3.50       8/11/97       269       559
                            657           18.9           5.25       8/11/97       355       736
Brian F. Cascarano (3)      499           14.4           3.50       8/11/97       269       559
                            657           18.9           5.25       8/11/97       355       736

(1)   Options are immediately exercisable.
(2) The remaining 33.3 % of options were granted to an individual who resigned during the fiscal year. These options were cancelled on the date of resignation.
(3) Effective August 31, 1995, Mr. Cascarano ceased to be employed by the Company. All of his outstanding options were forfeited effective August 31, 1995.

     The following table sets forth the number of shares of the Company's Common Stock subject to stock options exercised by the individuals listed in the Summary Compensation Table during fiscal 1995, together with related information, and the value of the unexercised options.

           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                       AND FY-END OPTION VALUES
           ------------------------------------------------
                                                                  Value of
                                                Number of        unexercised
                      Shares                    unexercised      in-the-money
                      acquired                    options           options
                        on         Value       at FY-end (#)    at FY-end ($)
Name                  excercise   realized    (exercisable/    (exercisable/
                        (#)         ($)         unexercisable)   unexercisable)
--------------------- ---------  ----------   ---------------  ----------------
Richard Grossman         -        $ -            25,000 / 0     $  -  / $    0
Norman Smagley           -          -            10,000 / 0        -  /      0
Joseph Rabito            -          -            26,156 / 0        -  /      0
Brian F. Cascarano (1)   -          -            41,156 / 0        -  /      0


(1) Effective August 31, 1995, Mr. Cascarano ceased to be employed by the Company. All of his outstanding options were forfeited effective August 31, 1995.

DIRECTORS' WARRANTS

     The Company has granted to each of its directors, other than Richard Grossman, immediately exercisable warrants entitling them to purchase shares of Common Stock. Larry S. Grossman, Michael J. Heyman and Mark
C. Matthews each have warrants to purchase 25,000 shares at an exercise price of $3.25 and 10,000 shares at an exercise price of $6.00; Clifford
V. Brokaw, III has warrants to purchase 25,000 shares at an exercise price of $5.25 and 10,000 shares at an exercise price of $6.00; and John
W. Stodder has warrants to
purchase 25,000 shares at an exercise price of $5.25, 30,000 shares at an exercise price of $4.25 and 10,000 shares at an exercise price of $6.00. The exercise prices of such warrants are subject to adjustment in certain events and the warrant holders have the right, under certain circumstances, to have the warrants and shares issuable thereunder included in registrations of the Company's Common Stock.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee (the "Committee"), is comprised of three out of six of the Company's directors: Michael J. Heyman, Mark C. Matthews, and John W. Stodder. Mark C. Matthews serves as Chairman of the Committee. The Committee reviews and approves the compensation of each of the executive officers of the Company ("Officers"). The Committee also administers employee stock option plans and other benefit plans.

     The Company's compensation program for Officers is designed to reward such officers for their individual performance and contribution to the Company while at the same time being tied directly to the Company's overall performance. The Committee and the Board of Directors (the "Board") believe that a direct relationship between Officers' compensation and the Company's performance is a very important factor in achieving the Company's objective of maximizing shareholder value.

      The Company's executive compensation program consists of a base salary and participation in the Officers Bonus Plan (the "Bonus Plan") and the 1992 Executive Management Group Stock Option Plan (the "1992 Plan").
The Officers may also participate in the Trans Leasing International, Inc. Savings Plan (the "Savings Plan") and the 1986 Employees Stock
Option and Performance Unit Plan (the "1986 Plan") with the other salaried employees.

     In 1995, the Officers' base salaries were increased for a cost-of-living adjustment only. The Committee has decided to increase the Officers' base salaries in fiscal 1996 in the same manner. It is the Committee's belief that the potential to earn incremental compensation in the future should be tied directly to the Company's performance and this is accomplished through the other components of executive compensation program discussed below.

     The financial goals in the 1995 Bonus Plan were not met in fiscal 1995 and therefore no cash payments were made under that portion of the Plan. Bonuses for individual performance were awarded to the Officers in accordance with the 1995 Bonus Plan. The 1996 Bonus Plan is designed to provide incentive to the Officers in the form of a cash payment at the end of the fiscal year if the Company achieves certain financial performance targets relating to return on equity and net income.

     The Committee may also grant to the Officers stock options under the 1986 Plan based on the Committee's evaluation of each Officer's performance. The Committee believes that by providing the opportunity for compensation through equity ownership, management will be more focused on maximizing shareholder value. All options are granted at the then current market value; thus, compensation is earned only on future stock appreciation.

STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the total return of the Company's Common Stock with the Center for Research in Securities Prices ("CRSP") Total Return Index for the NASDAQ Stock Market (U.S. Companies) and the CRSP Total Return Index for NASDAQ Financial Stocks. The increase in value of an initial $100 investment over the indicated time periods is plotted on the graph below.


                          COMPARISON OF FIVE YEAR CUMULATIVE
                     RETURN AMONG TRANS LEASING INTERNATIONAL, INC.,
                      NASDAQ U.S. COMPANIES, AND NASDAQ FINANCIALS


Measurement Period
---------------------
                            Trans Leasing          NASDAQ         NASDAQ
(Fiscal Year Covered)    International, Inc.   U.S. Companies   Financials
---------------------    --------------------  ---------------  -----------
Measurement Pt-6/30/90                   100              100          100

FYE 6/30/91                               79              106          110
FYE 6/30/92                              158              127          153
FYE 6/30/93                              138              160          201
FYE 6/30/94                              117              162          226
FYE 6/30/95                              125              215          259



         RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Upon recommendation by the Audit Committee, the Board has appointed Deloitte & Touche LLP as independent auditors for the Company's fiscal year ending June 30, 1996. The Company has been advised that Deloitte & Touche LLP has no relationship with the Company or its subsidiaries other than arising from the firm's employment as auditors.

     Representatives of Deloitte & Touche LLP are expected to be present at the 1995 Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions relating to that firm's examination of the Company's financial statements for fiscal 1995.

           DISCRETIONARY VOTING OF PROXIES IN OTHER MATTERS

     The Board of Directors of the Company does not know of any other matters that are to be presented for action at the meeting. Should any other matter come before the meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

                  SUBMISSION OF SHAREHOLDER PROPOSALS

     All proposals of shareholders intended to be presented at the 1996 Annual Meeting of Shareholders must be received by the Company at its executive offices no later than the close of business on June 20, 1996 for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

                           VOTING PROCEDURES

     Under Delaware law and the Company's Certificate of Incorporation and By-laws, if a majority of the shares entitled to vote is present at the meeting in person or by proxy (i) the six nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting by the shares present in person or by proxy and entitled to vote shall be elected directors and (ii) proposal 2 and any other matters submitted to a vote of the shareholders must be approved by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the matter. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. Abstention from voting will have the practical effect of voting against any of the other matters since it is one less vote for approval. Broker nonvotes on one or more matters will have no impact on such matters since they are not considered "shares present" for voting purposes.

                        ADDITIONAL INFORMATION

     This solicitation is being made by the Company. All expenses of the Company in connection with solicitation will be borne by the Company.
In addition to the solicitation by mail, proxies may be solicited by directors, officers and other employees of the Company by telephone, telex, in person or otherwise, without additional compensation. The Company will request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company's transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.

     The Company will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995 as filed with the Securities and Exchange Commission, including the financial statements contained therein. Requests for copies of such Annual Report on Form 10-K should be directed to the Secretary of the Company.

                                     By Order of the Board of Directors




                                                  Terry Frey
                                                   Secretary
October 20, 1995